EXHIBIT 23.1(A)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997 in Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of MultiMedia Access Corporation for the registration of 2,981,573 shares of its common stock underlying non-redeemable common stock purchase warrants.




Dallas, TX                ERNST & YOUNG LLP

September 10, 1997       /s/ Ernst & Young LLP
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